AGREEMENT AND PLAN OF CONVERSION

This Agreement and Plan of Conversion (this "Agreement") is dated as of May 28, 2019, by and among Verity Corp., a Nevada Verity DE ("Verity NV") and Verity Delaware, Inc., a Delaware Verity DE ("Verity DE").

RECITALS

A. Verity NV was formed in the state of Nevada on April 22, 2006;

B. Verity DE will be a corporation organized under the laws of the State of Delaware;

C. Section 92A.195 of the Nevada Revised Statutes (the "NRS") and Section 265 of the Delaware General Corporation Law (the "DGCL") permit the conversion of a Nevada corporation into a Delaware corporation;

D. This Agreement is being adopted in order to facilitate future capital raising efforts of Verity DE, including, but not limited to, a public offering or other transaction involving its securities;

E. Upon the terms and subject to the conditions of this Agreement and in accordance with the NRS and the DGCL, Verity NV will be converted into Verity DE, a Delaware corporation (the "Conversion");

F. The Board of Directors and the shareholders of Verity NV, acting through Robert Stevens, Court Appointed Receiver of Verity NV, have deemed it to be in their respective best interests, and in the best interest of Verity NV, for Verity NV to adopt this Agreement and convert into a Delaware Verity DE at the Effective Time (as defined below);

G. In connection with the Conversion, one (1) share of common stock, \$0.001 par value per share, of Verity NV shall be converted into one (1) share of common stock, \$0.0001 par value per share of Verity DE as provided in this Agreement; and

H. The Parties intend for the transactions contemplated by this Agreement to be governed by Sections 351 and 368 of the Internal Revenue Code of 1986, as amended (the "Code").

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:

ARTICLE 1. THE CONVERSION

1.1 The Conversion. At the Effective Time (as defined below), Verity NV shall be converted into Verity DE and, for all purposes of the laws of the State of Delaware, the Conversion shall be deemed a continuation of the existence of Verity NV in the form of a Delaware corporation. At the Effective Time, for all purposes of the laws of the State of

Delaware, all of the rights, privileges and powers of Verity NV, and all property, real, personal and mixed, and all debts due to Verity NV, as well as all other things and causes of action belonging to Verity NV, shall remain vested in Verity DE and shall be the property of Verity DE, and the title to any real property vested by deed or otherwise in Verity NV shall not revert or be in any way impaired by reason of any provision of the NRS; but all rights of creditors and all liens upon any property of Verity NV shall be preserved unimpaired, and all debts, liabilities and duties of Verity NV shall remain attached to Verity DE, and may be enforced against it to the same extent as if said debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a Delaware corporation.

1.2 Effective Time. The Conversion shall become effective upon the filing with the state of Delaware (such time of effectiveness, the "Effective Time") (i) Articles of Conversion with the Secretary of State of the State of Nevada pursuant to the NRS, in the form as attached hereto as Exhibit A-1 (the "NV Articles of Conversion"); (ii) Articles of Conversion with the Secretary of State of the State of Delaware pursuant to the DGCL in the form as attached hereto as Exhibit A-2 (the "DE Articles of Conversion") and (ii) the Certificate of Incorporation of Verity DE in the form as attached hereto as Exhibit B (the "Certificate of Incorporation").

1.3 Certificate of Incorporation and Bylaws of Verity DE. At and after the Effective Time, Verity DE shall be governed by the Certificate of Incorporation and the By-Laws of Verity DE (the "By-Laws") in the form attached hereto as Exhibit C.

1.4 Directors and Officers. The initial director of Verity DE shall be Robert Stevens, each of whom shall be named to the initial Board of Directors of Verity DE. The initial officers of Verity DE shall be determined by the Board of Directors of Verity DE, promptly following the Conversion, in each case until their respective successors are duly elected or appointed and qualified.

1.5 Approval.

(a) Verity NV. The Conversion contemplated by this Agreement has been unanimously approved by the Board of Directors of Verity NV in the manner required by the NRS and ratified by the shareholders of Verity NV.

(b) Verity DE. No approval by the board of directors or shareholders of Verity DE was required pursuant to the DGCL.

1.6 Termination. This Agreement may be terminated and/or the Conversion abandoned at any time prior to the Effective Time by the action of Verity NV. In the event of termination of this Agreement and/or abandonment of the Conversion, this Agreement shall become void and of no further force and effect without liability on the part of any party hereto or their respective officers and agents.

ARTICLE 2. CONVERSION; CERTIFICATES

2.1 Conversion of Shares. At the Effective Time, by virtue of the Conversion and without any action on the part of Verity NV, its shareholders or Verity DE; each share of common stock of Verity NV shall be canceled, extinguished and converted into one (1) share of

common stock of Verity DE; provided, however, no fractional shares of common stock shall result from the Conversion and shall be rounded up to the nearest whole share. All of such outstanding shares of common stock of Verity NV when so converted, shall no longer be outstanding and shall automatically be canceled and the former holders thereof shall cease to have any rights with respect thereto, except the right to receive the common stock of Verity DE specified in this Section 2.1.

2.2 Registration of Shares.

(a) Registration in Book-Entry. Shares of common stock issued in connection with the Conversion shall be uncertificated, and Verity DE shall register, or cause to be registered, such shares of its common stock into which each share of Verity NV shall have been converted as a result of the Conversion in book-entry form.

(b) No Further Rights in Verity NV Common Stock. The shares of common stock of Verity DE issued upon the conversion of the outstanding shares of common stock of Verity NV in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to such common stock, and shall, when issued, be duly authorized, validly issued, fully paid and nonassessable shares of common stock of Verity DE, as applicable.

ARTICLE 3. COVENANTS OF THE PARTIES

Each of the parties hereto agrees that:

3.1 Subject to the terms and conditions of this Agreement, each party hereto will use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable to consummate the transactions contemplated by this Agreement. Each party hereto shall execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or appropriate in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

3.2 The Parties agree to treat, for U.S. federal, state and local tax purposes, the transactions contemplated by this Agreement as governed by Sections 351 and 368 of Code and to report consistently with such treatment for all U.S. federal, state and local tax purposes. Each party hereto has consulted with and is relying on its own tax counsel with respect to the tax consequences of the transactions contemplated by this Agreement.

[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

Verity Corp.

By: ______________________

Robert Stevens
Court Appointed Receiver, acting under judicial order on behalf of the Directors and Shareholders of the Corporation

Verity Delaware Inc.

By: ______________________

Robert Stevens
Court Appointed Receiver, acting under judicial order on behalf of the Directors and Shareholders of the Corporation

Exhibit A-1

NV Articles of Conversion

(Attached)

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 1

USE BLACK INK ONLY - DO NOT HIGHLIGHT **ABOVE SPACE IS FOR OFFICE USE ONLY**

PLEASE NOTE: The charter document for the resulting entity *must* be submitted/filed simultaneously with the articles of conversion.

Articles of Conversion
(Pursuant to NRS 92A.205)

1. Name and jurisdiction of organization of constituent entity and resulting entity:

Verity Corp.
Name of constituent entity

Nevada
Jurisdiction

Corporation
Entity type *

and,

Verity Delaware, Inc.
Name of resulting entity

Delaware
Jurisdiction

Corporation
Entity type *

2. A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity.

3. Location of plan of conversion: (check one)

- [X] **The entire plan of conversion is attached to these articles.**
- [ ] **The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity.**
- [ ] **The complete executed plan of conversion for the resulting domestic limited *partnership is* on file at the records office required by NRS 88.330.**

* corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust .

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Articles of Conversion

(PURSUANT TO NRS 92A.205)

Page 2

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

4. Forwarding address where copies of process may be sent by the Secretary of State of Nevada (if a foreign entity is the resulting entity in the conversion):

Attn: Robert Stevens, NRS 92A.205

c/o: Verity Delaware, Inc.
387 Corona Street, Suite 555
Denver, CO 90218

5. Effective date and time of filing: (optional) (must not be later than 90 days after the certificate is filed)

Date: 05/29/2019 **Time:** 9:00 am

6. Signatures - must be signed by:

1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87).

2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it.

Verity Corp.

Name of *constituent* entity

X

Signature	**Title**	**Date**
	NRS 92A.205	

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. **This statement must be included within the resulting entity's articles.**

FILING FEE: $350.00

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

PRINT

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Filing Instructions for the Amendments Division

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

Dear Customer: We value your patronage and desire to provide you the best service possible. In an effort to facilitate your filing we would appreciate your taking a moment to read the following before submitting your document. Failure to include any of the information required on the form may cause the filing to be rejected.

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All forms may be downloaded from our Web site www.nvsos.gov. The Nevada Revised Statutes may be obtained at http://www.leg.state.nv.us/NRS.

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Amendments Division
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Carson City NV 89701-4201
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230305

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Customer Order Instructions

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230405

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

1 or 2-Hour Expedite Customer Order Instructions

SUBMIT THIS COMPLETED FORM WITH YOUR FILING

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***PLEASE NOTE:** this office keeps the original paperwork. The first file stamped copy ordered at the time of filing is at no charge. Each additional copy is **$2.00** per page (plus **$30.00** for each certification).

Total Amount: ______

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☐ Use balance remaining in job # ______

PRINT

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
Phone: (775) 684-5708
Website: www.nvsos.gov

24-hour, 2-hour and 1-hour Expedite Service Guidelines

IMPORTANT: To ensure expedited service, please mark "Expedite" in a conspicuous place at the top of the service request. Please indicate method of delivery.

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The Secretary of State offers a 24-hour expedite service on most filings processed by this office. If you choose to utilize this service, please enclose with your filing the additional expedite fee. Please note that this expedite fee is in addition to the standard fee charged on each filing and/or order. Check the 24-hour expedite box on your customer order instruction form. If not using our order form, state clearly in your cover letter that you are requesting 24-hour expedited service, include your telephone number and return information. Attach the order form or cover sheet to the *top* of your filing and submit to this office. Each filing will be returned by U.S.P.S. regular mail unless other arrangements are made. This office *does not* fax confirmation of a 24-hour expedite.

The fee for 24-hour handling ranges from $25.00 to $125.00. Please consult our fee schedules for the appropriate 24-hour expedite fee. If you require assistance, please contact this office.

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2-HOUR EXPEDITE SERVICE

The Secretary of State offers a 2-hour expedite service on most filings processed by this office. If you choose to utilize the 2-hour expedite service, please enclose with your filing an additional $500.00 per filing and/or order. Please note that this expedite fee is in addition to the standard fee charged on each filing and/or order. Complete and submit the 2-hour customer order instruction form. If not using our order form, state clearly in your cover letter that you are requesting 2-hour expedited service and include your telephone number and return information. Attach the order form or cover sheet to the *top* of your filing and submit to this office. Each filing will be returned by U.S.P.S. regular mail unless other arrangements are made.

1-HOUR EXPEDITE SERVICE

The Secretary of State offers a 1-hour expedite service on most filings processed by this office. If you choose to utilize the 1-hour expedite service, please enclose with your filing an additional $1000.00 per filing and/or order. Please note that this expedite fee is in addition to the standard fee charged on each filing and/or order. Complete and submit the 1-hour customer order instruction form. If not using our order form, state clearly in your cover letter that you are requesting 1-hour expedited service and include your telephone number and return information. Attach the order form or cover sheet to the *top* of your filing and submit to this office. Each filing will be returned by U.S.P.S. regular mail unless other arrangements are made.

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The Secretary of State reserves the right to extend the expedite period in times of extreme volume, staff shortages or equipment malfunction. These extensions are few and will rarely extend more than a few hours.

230105

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

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(For Counter, Fax and Mail Requests)

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Exhibit A-2

DE Articles of Conversion

(Attached)

STATE OF DELAWARE
CERTIFICATE OF CONVERSION
FROM A NON-DELAWARE CORPORATION
TO A DELAWARE CORPORATION
PURSUANT TO SECTION 265 OF THE
DELAWARE GENERAL CORPORATION LAW

1.) The jurisdiction where the Non-Delaware Corporation first formed is Nevada.

2.) The jurisdiction immediately prior to filing this Certificate is Nevada.

3.) The date the Non-Delaware Corporation first formed is April 11, 2006.

4.) The name of the Non-Delaware Corporation immediately prior to filing this Certificate is Verity Corp..

5.) The name of the Corporation as set forth in the Certificate of Incorporation is Verity Delaware, Inc..

IN WITNESS WHEREOF, the undersigned being duly authorized to sign on behalf of the converting Non-Delaware Corporation have executed this Certificate on the 8th day of March, 2019.

The forgoing was executed before me this 11th day of March, 2019 by Robert Stevens, in his represented capacity as Court Appointed Receiver acting on behalf of the Officers, Directors and shareholders of Verity Corp. to be known now as Verity Delaware, Inc..

Subscribed and Sworn to before me, this 11th, day of March, 2019

Signature

Bree Snow

Print Name

Notary Public

Bree Snow
NOTARY PUBLIC
STATE OF COLORADO
NOTARY ID 20174033522
MY COMMISSION EXPIRES 08/10/21

By: ______________________

Robert Stevens

Court Appointed Receiver, acting under judicial order on behalf of the Board of Directors and Officers of the Corporation.

Exhibit B

Certificate of Incorporation

(Attached)

CERTIFICATE OF INCORPORATION
OF
VERITY DELAWARE INC.

-a Delaware corporation-

I, the undersigned, being the original Incorporator herein named, for the purpose of changing domicile from the State of Nevada to the State of Delaware and in connection therewith, forming a corporation under the Delaware General Corporation Law do herein state:

FIRST

The name of the Corporation is Verity Delaware, Inc..

SECOND

The address of the registered office of the Corporation in the State of Delaware is: 16192 Coastal Highway, Lewes, Delaware 19958 and the name of the registered agent to the Company in the State of Delaware at such address is Harvard Business Services, Inc., County of Sussex.

THIRD

The purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of Delaware.

FOURTH

A. <u>Authorization of Capital Stock.</u>

The aggregate number of shares of stock which the Company shall have the authority to issue is twenty five million (25,000,000) shares, consisting of twenty four million (24,000,000) shares of common stock, $0.0001 par value (the "Common Stock"), and one million (1,000,000) shares of preferred stock, $0.0001 par value (the "Preferred Stock"). The Board of Directors is authorized to establish, from the authorized shares of Preferred Stock, one or more classes or series of shares, to designate each such class and series, and fix the rights and preferences of each such class of Preferred Stock; which class or series shall have such voting powers (full or limited or no voting powers), such preferences, relative, participating, optional or other special rights, and such qualifications, limitations or restrictions as shall be stated and expressed in the resolution or resolutions providing for the issue of such class or series of Preferred Stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. Except as provided in the resolution or resolutions of the Board of Directors creating any series of Preferred Stock, the shares of Common Stock shall have the exclusive right to vote for the election and removal of directors and for all other purposes. Each holder of Common Stock shall be entitled to one vote for each share held

FIFTH

The name and address of the incorporator is Robert Stevens, Court Appointed Receiver, acting under judicial order on behalf of the Board of Directors and Officers of the Corporation whose address is: 387 Corona Street, Suite 555, Denver, CO 80218.

SIXTH

A. Management by Board of Directors. The Company shall be managed by the Board of Directors, which shall exercise all power under the laws of the State of Delaware, including, without limitation, the power to make, alter, or repeal the Company's Bylaws.

B. Number of Directors. The number of directors shall be (i) fixed at not less than one and not greater than nine, (ii) initially fixed at three and (iii) thereafter be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption).

C. Appointment of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification or other cause (other than removal from office by a vote of the shareholders) may be filled only by a majority vote of the directors then in office though less than quorum, the directors so chosen shall hold office until the next annual meeting of shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

D. Removal of Directors. Subject to the rights of the holders of any series of Preferred Stock then outstanding, any directors, or the entire Board of Directors, may be removed from office at any time, with cause, but only by the affirmative vote of the holders of at least a majority of the voting power of all of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class. Vacancies on the Board of Directors resulting from such removal may be filled by (1) the shareholders at a special meeting of the shareholders, by the vote of the holders of a majority of the shares entitled to vote at such meeting, or (2) by a majority of the directors then in office, though less than a quorum. Directors so chosen shall hold office until the next annual meeting of shareholders.

SEVENTH

The Board of Directors is expressly empowered to adopt, amend or repeal bylaws of the Corporation. Any adoption, amendment or repeal of bylaws of the Corporation by the Board of Directors shall require the approval of a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any resolution providing for adoption, amendment or repeal is presented to the Board of Directors, though less than a quorum).

EIGHTH

A director of this Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit.

If the Delaware General Corporation Law is hereafter amended to authorize the further elimination or limitation of the liability of a director, then the liability of a director of the Corporation stall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended.

Any repeal or modification of the foregoing provisions of this Article EIGHTH by the stockholders of the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

NINTH

The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Certificate of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of this Corporation required by the law or by this Certificate of Incorporation, the affirmative vote of the holders of at least 66-2/3% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal this Article NINTH, Article SIXTH, Article SEVENTH or Article EIGHTH.

IN WITNESS WHEREOF, this Certificate has been signed by its duly authorized incorporator, Robert Stevens, on this 8th day of March, 2019.

By: ______________________
Robert Stevens, Incorporator

Exhibit C

Bylaws

(Attached)

AMENDED AND RESTATED BYLAWS OF VERITY DELAWARE, INC.

ARTICLE I
OFFICES

Section 1. ***Registered Office***. The registered office of the Company in Delaware shall be that set forth in the Certificate of Incorporation or in the most recent amendment of the Certificate of Incorporation or in a certificate prepared by the Board of Directors and filed with the Secretary of State of Delaware changing the registered office.

Section 2. ***Other Offices***. The Company may also have offices and places of business at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Company may require.

ARTICLE II
MEETINGS OF SHAREHOLDERS

Section 1. ***Place of Meetings***. All meetings of the shareholders of the Company shall be held at its registered office or at such other place within or without the State of Delaware as shall be stated by the Board of Directors in the notice of the meeting. In the absence of designation otherwise, meetings shall be held at the registered office of the Company in the State of Delaware, provided, however, that any meeting called by or at the demand of a shareholder or shareholders will be held in the county where the principal executive office of the Company is located.

Section 2. ***Time of Meetings***. The Board of Directors shall designate the time and day for each meeting. In the absence of such designation, every meeting of the shareholders shall be held at ten o'clock A.M.

Section 3. ***Annual Meetings***.

a.) First Annual Meeting. The first annual meeting of the shareholders shall be held on a day designated by the Board of Directors.

b.) Subsequent Annual Meetings. Each subsequent annual meeting of the shareholders shall be held on the same day each year, subject to the power of the Board of Directors to change the date, or if that day shall fall upon a legal holiday, on the next succeeding business day; except that the Board of Directors may, in its discretion and solely for convenience, determine in any year an annual meeting date falling not earlier than ten (10) days prior to nor later than thirty (30) days subsequent to such designated annual meeting date, or may, for reasonable cause, postpone such annual meeting date to a subsequent date within the same calendar year as designated by the Board of Directors.

c.) Election of Directors. At any annual meeting the shareholders, voting as provided in the Certificate of Incorporation or in these Bylaws, may designate any change in the number of Directors to constitute the Board of Directors, shall elect a Board of Directors, and shall transact such other business as properly may come before the meeting.

d.) Special meetings. Special meetings of the shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be called by the President or the Board of Directors.

Section 4. ***Notice of Meetings***. Notice of meetings shall be in writing. Such notice shall state the place, date, and time of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. A copy of such notice shall be either delivered personally or mailed, postage prepaid, to each shareholder of record entitled to vote at such meeting pursuant to Article II, Section 12 hereof not less than ten (10) nor more than sixty (60) days before such meeting. If mailed, it shall be directed to each shareholder at his address as it appears upon the records of the Company, and upon such mailing of any such notice, the service thereof shall be complete, and the time

of the notice shall begin to run from the date that such notice is deposited in the mail for transmission to such shareholder. Personal delivery of any such notice to a corporation, an association, or a partnership shall be accomplished by personal delivery of such notice to any officer of a corporation or an association or to any member of a partnership.

Section 5. ***Waiver of Notice***. Notice of any meeting of the shareholders may be waived before, at, or after such meeting in a writing signed by the shareholder or representative thereof entitled to vote the shares so represented. Such waiver shall be filed with the Secretary or entered upon the records of the meeting. Attendance of a shareholder or his representative at a meeting shall also constitute a waiver of notice of such meeting, except when such shareholder or representative attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

Section 6. ***Purpose of Special Meetings***. Business transacted at any special meeting of the shareholders shall be limited to the matters stated in the notice, or other matters necessarily incidental thereto.

Section 7. ***Quorum; Adjournment***. The holders of a majority of the voting power of all shares entitled to vote, present in person or represented by proxy, shall constitute a quorum for the transaction of business at all meetings of the shareholders, except as may be otherwise provided by statute or by the Certificate of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the shareholders, the shareholders entitled to vote thereat, present in person or represented by proxy, shall have the power to adjourn the meeting from time to time, without notice other than announcement at such meeting, until a quorum shall be present or represented; provided, however, that if the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of such adjourned meeting shall be given to each shareholder of record entitled to vote at such meeting. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the original meeting in accordance with the notice thereof. If a quorum is present when a duly called or held meeting is convened, the shareholders present in person or represented by proxy may continue to transact business until adjournment notwithstanding the withdrawal of enough shareholders originally present in person or by proxy to leave less than a quorum.

Section 8. ***Vote Required***. When a quorum is present or represented at any meeting, the vote of the holders of a majority of the voting power of all shares entitled to vote present in person or represented by proxy shall decide any question brought before such meeting, unless the question is one that by express provision of statute or of the Certificate of Incorporation or these Bylaws requires a different vote, in which case such express provision shall govern the vote required.

Section 9. ***Voting Rights***. Except as may be otherwise required by statute or the Certificate of Incorporation or these Bylaws, every shareholder of record of the Company shall be entitled at each meeting of the shareholders to one vote for each share of stock standing in his name on the books of the Company.

Section 10. ***Proxies***. At any meeting of the shareholders, any shareholder may be represented and vote by a proxy or proxies appointed by an instrument in writing and filed with the Secretary at or before the meeting. An appointment of a proxy or proxies for shares held jointly by two or more shareholders is valid if signed by any one of them, unless and until the Company receives from any one of those shareholders written notice denying the authority of such other person or persons to appoint a proxy or proxies or appointing a different proxy or proxies, in which case no proxy shall be appointed unless all joint owners sign the appointment. In the event that any instrument shall designate two or more persons to act as proxies, a majority of such persons present at the meeting, or if only one shall be present then that one, shall have and may exercise all of the proxies so designated unless the instrument shall otherwise provide. If the proxies present at the meeting are equally divided on an issue, the shares represented by such proxies shall be voted proportionately on such issue. No proxy shall be valid after the expiration of three (3) years from the date of its execution unless the proxy provides for a longer period. A duly executed proxy shall be irrevocable if it so states and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. Subject to the above, any duly executed proxy shall continue in full force and effect and shall not be revoked unless written notice of its revocation or a duly executed proxy bearing a later date is filed with the Secretary of the Company.

Section 11. ***Action in Writing***. Except as may be otherwise required by statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the shareholders of the Company may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the shares of outstanding stock having not less than the minimum number of votes that would

be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those shareholders who have not consented in writing.

Section 12. ***Closing of Books; Record Date***. The Board of Directors may fix a date, not exceeding sixty (60) nor less than ten (10) days preceding the date of any meeting of the shareholders of the Company, as a record date for the determination of the shareholders entitled to notice of and to vote at such meeting, and in such case only shareholders of record on the date so fixed or their legal representatives shall be entitled to notice of and to vote at such meeting, notwithstanding any transfer of shares on the books of the Company after any record date so fixed. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be the close of business on the day next preceding the day on which notice is given.

ARTICLE III
DIRECTORS

Section 1. ***General Powers***. The business of the Company shall be managed by its Board of Directors, which may exercise all such powers of the Company and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the shareholders.

Section 2. ***Number; Qualifications***. Until the first meeting of the shareholders, the number of Directors which shall constitute the whole Board shall be the number named in the Certificate of Incorporation or otherwise appointed by the Incorporator of the Company prior to the issuance of shares of the Company. Thereafter, the number of Directors that shall constitute the whole Board shall be at least one (1). In the absence of a resolution of the shareholders or the Directors, the number of Directors shall be the number last fixed by the shareholders or the Directors; provided, however, that the Board of Directors may not decrease the number of Directors below the number last designated by the shareholders. Directors need not be shareholders. Each of the Directors shall hold office until the next succeeding regular meeting of shareholders and until his successor shall have been duly elected and qualified, or until his earlier death or resignation or removal from office as hereinafter provided.

Section 3. ***Vacancies***. In the event that any member of the Board of Directors shall resign, die, be removed from office, become disqualified, or refuse to act during his term of office, or any vacancy or vacancies in the Board of Directors shall occur for any other reason, such vacancy or vacancies may be filled by a majority vote of the remaining members of the Board of Directors, although less than a quorum, the provisions of Article III, Section 4(e) hereof notwithstanding. However, in the event that there are no duly elected and qualified Directors remaining in office, then the shareholders shall elect by majority vote a new Director or new Directors to fill such vacancy or vacancies. The voting by the shareholders to fill such vacancy or vacancies shall be conducted as provided in the Certificate of Incorporation and these Bylaws. When one or more Directors shall give notice of his or their resignation to the Board, effective at a future date, the Board (inclusive of the resigning member or members) shall have power to fill such vacancy or vacancies to take effect when such resignation or resignations shall become effective. Each Director elected to hold office as provided in this Article III, Section 3 shall hold office until the next succeeding regular meeting of the shareholders and until his successor shall have been elected and qualified, or until his earlier resignation or removal from office as hereinafter provided.

Section 4. ***Meetings***.

a.) Place of Meetings. The Board of Directors of the Company may hold meetings, both regular and special, either within or without the State of Delaware.

b.) Regular Meetings. As soon as practicable after each annual election of Directors, the Board of Directors shall meet at the registered office of the Company, or at such other place within or without the State of Delaware as may be designated by the Board of Directors, for the purpose of electing the officers of the Company and for the transaction of such other business as shall come before the meeting. Other regular meetings of the Board of Directors may be held without notice at such time and place within or without the State of Delaware as shall from time to time be determined by resolution of the Board of Directors.

c.) Special Meetings. Special meetings of the Board of Directors may be called by the Chair of the Board of Directors, the President or Secretary, or by one or more Directors, and shall be held at such time and place as shall be designated in the notice of such meeting.

d.) Notice. Notice of a special meeting shall be given to each Director at least 24 hours before the time of the meeting, or at the earliest time possible thereafter, but prior to such meeting, if it is impractical to give such notice 24 hours in advance. Notice may be given by any means calculated to apprise the Directors of the time, place and subject matter of the special meeting. Notice by mail shall be deemed to be given at the time when the same shall be mailed, such mailing to take place at least three (3) business days prior to such meeting. Whenever any provision of law, the Certificate of Incorporation, or the Bylaws require notice to be given, any Director may, in writing, either before or after the meeting, waive notice thereof. Except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened, any Director, by his attendance at or participation in the action taken at any meeting, shall be deemed to have waived notice thereof.

e.) Quorum; Voting Requirements; Adjournment. A majority of the Board of Directors then in office shall be necessary to constitute a quorum for the transaction of business, and the act of a majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, except as may be otherwise specifically provided by statute or by the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting to another time or place, and no notice as to such adjourned meeting need be given other than by announcement at the meeting at which such adjournment is taken. If a quorum is present at the call of a meeting, the Directors may continue to transact business until adjournment notwithstanding the withdrawal of enough Directors to leave less than a quorum.

f.) Organization of Meetings. At all meetings of the Board of Directors, the Chair of the Board, if appointed, or in his absence, the President, or in his absence, any Director appointed by the President, shall preside, and the Secretary, or in his absence, any person appointed by the President, shall act as Secretary.

g.) Action in Writing. Except as may be otherwise required by statute or the Certificate of Incorporation, any action required or permitted to be taken at any meeting of the Board of Directors of the Company or any committee thereof may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the number of Directors or committee members then serving in office that would be required to take such action, and the writing or writings are filed with the minutes of the Board of Directors or the committee.

Section 5. *Committees*.

a.) Executive Committee. The Board of Directors may, by affirmative action of a majority of all of the Directors then in office, establish an Executive Committee consisting of one (1) or more Directors. Such Committee may meet at stated times or on notice by any committee member to all other members. The Executive Committee, to the extent determined by such action of the Board, shall have and exercise the authority of the Board and the management of the business of the Company. Any such Executive Committee shall act only in the interval between meetings of the Board and shall be subject at all times to the control and direction of the Board.

b.) Other Committees. The Board of Directors may establish, by affirmative action of a majority of the Directors present, other committees from time to time, making such regulations as it deems advisable with respect to the membership, authority, and procedures of such committees.

c.) Committee Vacancies. In the event of the absence or disqualification of a committee member (whether by resignation, removal, or other infirmity), the member or members present at any meeting of such committee and not disqualified from voting, whether or not constituting a quorum thereof, may unanimously appoint another member of the Board of Directors to replace the absent or disqualified member. Alternatively, the Board of Directors itself, voting as provided in these Bylaws, may replace the absent or disqualified member.

d.) Limitations on Authority it No committees of the Company shall have authority as to any of the following matters:

(1) Amending the Certificate of Incorporation; except that to the extent authorized in a resolution or resolutions providing for the issuance of shares adopted by the Board of Directors as provided by the Delaware General Corporation Law, a committee may fix the designations and any of the preferences or rights of such shares relating to dividends, redemption, dissolution, any distribution of assets of the Company, or the conversion into, or the exchange of such shares for, shares of any other class or classes or any other series of the same or any other class or classes of stock of the Company;

(2) Adopting an agreement of merger or consolidation;

(3) Recommending to the shareholders a sale, lease, or exchange of all or substantially all of the Company's property and assets;

(4) Recommending to the shareholders a dissolution of the Company or the revocation of a dissolution;

(5) Amending these Bylaws; or

(6) Declaring a dividend, authorizing the issuance of stock, or adopting a Certificate of Ownership and Merger pursuant to law; except that a committee may exercise such authority to the extent authorized in a resolution or resolutions adopted by the Board of Directors.

e.) Minutes of Committee Meetings. The committees shall keep regular minutes of their proceedings and report the same to the Board when required.

Section 6. ***Telephone Conference Meetings***. Any Director or any member of a duly constituted committee of the Board of Directors may participate in any meeting of the Board of Directors or of any duly constituted committee thereof by means of a conference telephone or other comparable communication technique whereby all persons participating in such a meeting can hear and communicate with each other. For the purpose of establishing a quorum and taking any action at such a meeting, the members participating in such a meeting pursuant to this Article III, Section 6 shall be deemed present in person at such meeting.

Section 7. ***Compensation***. Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors. Directors who are not also salaried officers may be paid a fixed sum for attendance at each meeting of the Board of Directors. Nothing herein contained shall preclude any Director from serving the Company in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

Section 8. ***Limitation of Directors' Liabilities***. A member of the Board of Directors or a member of any committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the books of account or reports made to the Company by any of its officers, or by an independent certified public accountant, or by an appraiser selected with reasonable care by the Board of Directors or by any such committee, or in relying in good faith upon other records of the Company. Nothing in this Article III, Section 8 shall expand the liability of, or limit the indemnification available to, any person pursuant to the Company's Certificate of Incorporation or under applicable law.

Section 9. ***Resignation and Removal***. Any Director may resign at any time by giving written notice to the Secretary. Such resignation shall take effect on the date of the Secretary's receipt of such notice or at such later date as specified therein. Except as otherwise provided by law, the entire Board of Directors or any individual Director may be removed from office with or without cause by a vote of the shareholders holding a majority of the shares then entitled to vote at an election of the Directors. A director shall automatically be removed from office without the need or any formal action on the part of the Company's Directors or Shareholders in the event that such Director becomes disqualified from office pursuant to Article III, Section 2, above.

Section 10. ***Chair of the Board of Directors***. If the Board shall appoint a Chair of the Board of Directors, such Chair shall preside at all meetings of the Board of Directors and of the shareholders and shall perform such other duties as he may be directed to perform by the Board of Directors.

ARTICLE IV
OFFICERS

Section 1. ***Selection and Qualification.***

a.) Election; Qualifications. The officers of the Company will be chosen by the Board of Directors and include a Chief Executive Officer, a Chief Financial Officer, a Secretary and such other officers or agents as it deems necessary, none of whom need be members of the Board of Directors. Any of the offices or functions of those offices may be held or exercised by the same person. The Company's Chief Financial Officer shall be its Treasurer and the Company's Chief Executive Officer shall be its President.

b.) Additional Officers. The Board of Directors may choose additional Vice Presidents, Assistant Secretaries, and Assistant Chief Financial Officers and such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.

Section 2. ***Salaries***. The salaries of all officers of the Company shall be fixed by the Board of Directors or by the Chief Executive Officer if authorized by the Board of Directors.

Section 3. ***Term of Office***. The officers of the Company shall hold office until their successors are chosen and qualified. Any officer elected or appointed by the Board of Directors may be removed at any time with or without cause by the affirmative vote of a majority of the Board of Directors. Any officer may resign at any time by giving written notice to the Chief Executive Officer or the Secretary of the Company. Any vacancy occurring in any office of the Company by death, resignation, removal, or otherwise shall be filled by the Board of Directors. However, in the event that there should be no duly elected and qualified Directors remaining in office, then the shareholders shall elect a new Director or new Directors to fill such vacancy or vacancies.

Section 4. ***Chief Executive Officer***. The Chief Executive Officer shall have general supervision over the affairs of the Company and over the other officers. Unless the Board has appointed a Chair of the Board of Directors, the Chief Executive Officer shall preside at all meetings of the Board of Directors and of the shareholders. The Chief Executive Officer shall, subject to approval of or review by the Board of Directors, appoint and discharge employees and agents of the Company and fix their compensation and make and sign contracts and agreements in the name and on behalf of the Company. The Chief Executive Officer shall put into operation such business policies of the Company as shall be decided upon by the Board of Directors.

Section 5. ***Chief Financial Officer***.

a.) Custody of Funds and Accounting. The Chief Financial Officer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Board of Directors.

b.) Disbursements and Reports. The Chief Financial Officer shall disburse the funds of the Company as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the Chief Executive Officer and the Board of Directors at the regular meetings of the Board, or when the Board of Directors so requires, an account of all his transactions as Chief Financial Officer and of the financial condition of the Company.

c.) Bond. If required by the Board of Directors, the Chief Financial Officer shall give the Company a bond in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration, upon the expiration of his term of office or his resignation, retirement, or removal from office, of all books, papers, vouchers, money, and other property of whatever kind in his possession or under his control belonging to the Company.

Section 6. ***Vice Presidents***. The Vice President, if any, or if there be more than one, the Vice Presidents in the order determined by the Board of Directors, will, in the absence or disability of the Chief Executive Officer, perform the duties and exercise the powers of the Chief Executive Officer and will perform such other duties and have such other powers as are delegated to them by the Chief Executive Officer or as the Board of Directors shall prescribe.

Section 7. *Secretary*. The Secretary shall attend all meetings of the shareholders and of the Board of Directors and shall record all the proceedings of the meetings of the shareholders and of the Board of Directors in a book to be kept for that purpose and shall perform like duties for the standing committees when required, and shall give, or cause to be given, notice of all meetings of the shareholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or the Chief Executive Officer, under whose supervision he shall be.

Section 8. *Assistant Secretaries*. The Assistant Secretary, if any, or if there be more than one, the Assistant Secretaries in the order determined by the Board of Directors, will, in the absence or disability of the Secretary, perform the duties and exercise the powers of the Secretary and will perform such other duties and have such other powers as are delegated to them by the Chief Executive Officer or as the Board of Directors shall prescribe.

ARTICLE V
CERTIFICATES OF STOCK

Section 1. *Issuance of Shares and Fractional Shares*. The Board of Directors is authorized to issue shares and fractional shares of stock of the Company up to the full amount authorized by the Certificate of Incorporation in such amounts as may be determined by the Board of Directors and as permitted by law. No shares shall be allotted except in consideration of cash, services rendered, personal or real property, leases of real property, or a combination thereof received or to be received by the Company, or an amount transferred from surplus to stated capital upon a share dividend. At the time of each such allotment of shares, the Board of Directors shall state by resolution its determination of the fair market value to the Company in monetary terms of any consideration other than cash for which shares are allotted. The amount of consideration to be received in cash or otherwise shall not be less than the par value of the shares so allotted nor less than the stated capital to be represented by shares without par value so allotted.

Section 2. *Form of Certificate*. Every shareholder shall be entitled to have a certificate, signed by the Chair of the Board of Directors, the Chief Executive Officer, or a Vice President, and the Chief Financial Officer or an Assistant Chief Financial Officer, or the Secretary or an Assistant Secretary of the Company, certifying the number of shares of capital stock owned by him in the Company. If the Company shall be authorized to issue more than one class of stock or more than one series of any class, the powers, designations, preferences, and relative, participating, optional, or other special rights of the various classes of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences and/or rights shall be set forth in full on the face or back of the certificate which the Company shall issue to represent such stock, or, in lieu thereof, such certificate shall contain a statement that the Company will furnish without charge to each shareholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences and/or rights. Certificates representing the shares of the capital stock of the Company shall be in such form not inconsistent with law or the Certificate of Incorporation or these Bylaws as shall be determined by the Board of Directors.

Section 3. *Facsimile*. Whenever any certificate is countersigned or otherwise authenticated by a transfer agent, transfer clerk, or registrar, then a facsimile of the signatures of the officers or agents of the Company may be printed or lithographed upon such certificate in lieu of the actual signatures. In case any officer or officers who shall have signed, or whose facsimile signature shall have been used on, any such certificate or certificates shall cease to be such officer or officers of the Company, whether because of death, resignation, or otherwise, before such certificate or certificates shall have been delivered by the Company, such certificate or certificates may nevertheless be adopted by the Company and be signed and delivered as though the person or persons who signed such certificate or certificates, or whose facsimile signature or signatures shall have been used thereon, had not ceased to be the officer or officers of the Company.

Section 4. *Lost, Stolen, or Destroyed Certificates*. The Board of Directors may direct a new certificate or new certificates to be issued in place of a certificate or certificates previously issued by the Company alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of the fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or new certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his legal representative, to advertise the same in such manner as it

shall require and/or give the Company a bond in such sum as it may direct as indemnity against any claim that may be made against the Company with respect to the certificate or certificates alleged to have been lost, stolen, or destroyed.

Section 5. ***Transfer of Stock.*** Upon surrender to the Company or any transfer agent of the Company of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, it shall be the duty of the Company to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books; except that the Board of Directors may, by resolution duly adopted, establish conditions upon the transfer of shares of stock to be issued by the Company, and the purchasers of such shares shall be deemed to have accepted such conditions on transfer upon the receipt of the certificate representing such shares, provided that the restrictions shall be referred to on the certificates or the purchaser shall have otherwise been notified thereof.

Section 6. ***Closing of Transfer Books; Record Date.*** The Board of Directors may close the stock transfer books of the company for a period not exceeding sixty (60) days preceding the date of any meeting of shareholders as provided in Article II, Section 12 hereof or the date for payment of any dividend as provided in Article VI, Section 2 hereof or the date for the allotment of rights or the date when any change or conversion or exchange of capital stock shall go into effect. In lieu of closing the stock transfer books as aforesaid, the Board of Directors may fix in advance a date, not exceeding sixty (60) days preceding the date for payment of any dividend, or the date for the allotment of rights, or the date when any change or conversion or exchange of capital stock shall go into effect, as a record date for the determination of the shareholders entitled to receive payment of any such dividend, or to any such allotment of rights, or to exercise the rights in respect of any such change, conversion, or exchange of capital stock, and in such case such shareholders and only such shareholders shall be shareholders of record on the date so fixed and shall be entitled to receive payment of such dividend, or to receive such allotment of rights, or to exercise such rights, as the case may be, notwithstanding any transfer of any stock on the books of the Company after any such record date fixed as aforesaid. If the Board of Directors fails to fix such a record date, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7. ***Registered Shareholders.*** The Company shall be entitled to recognize the exclusive right of the persons registered on its books as the owners of shares to receive dividends and to vote as such owners and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

Section 8. ***Stock Options and Agreements.*** In addition to any stock options, plans, or agreements into which the Company may enter, any shareholder of this Company may enter into an agreement giving to any other shareholder or shareholders or any third party an option to purchase any of his stock in the Company, and such shares of stock shall thereupon be subject to such agreement and transferable only upon proof of compliance therewith; provided, however, that reference to such agreement shall be noted conspicuously upon the certificates representing said shares of stock.

ARTICLE VI
DIVIDENDS

Section 1. ***Method of Payment.*** Dividends upon the capital stock of the Company may be declared by' the Board of Directors at any regular or special meeting pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation.

Section 2. ***Closing of Books; Record Date.*** The Board of Directors may fix a date not exceeding sixty (60) days preceding the date fixed for the payment of any dividend as the record date for the determination of the shareholders entitled to receive payment of the dividend and, in such case, only shareholders of record on the date so fixed shall be entitled to receive payment of such dividend notwithstanding any transfer of shares on the books of the Company after the record date. The Board of Directors may close the books of the Company against the transfer of shares during the whole or any part of such period. If the Board of Directors fails to fix such a record date, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution declaring such dividend.

Section 3. ***Reserves.*** Before payment of any dividend, there may be set aside out of the funds of the Company available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, deems proper as a reserve or reserves for meeting contingencies, or for equalizing dividends, or for repairing or maintaining

any property of the Company, or for such other purpose as the Board shall think conducive to the interest of the Company, and the Board may modify or abolish any such reserve in the manner in which it was created.

ARTICLE VII
CHECKS

Checks. All checks or demands for money or notes of the Company shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

ARTICLE VIII
CORPORATE SEAL

Corporate Seal. The Company shall have no corporate seal.

ARTICLE IX
FISCAL YEAR

Fiscal Year. The fiscal year of the Company shall be fixed by resolution of the Board of Directors.

ARTICLE X
AMENDMENTS

Amendments. These Bylaws may be amended or repealed at any regular meeting of the shareholders or any special meeting of the shareholders if notice of such amendment or repeal shall be contained in the notice of such special meeting. These Bylaws may be amended or repealed by action of the Board of Directors at any regular or special meeting; provided that any such action shall be subject to the power of the shareholders of the Company to amend or repeal such Bylaws.

ARTICLE XI
BOOKS AND RECORDS

Section 1. *List of Shareholders Entitled to Vote*. The Secretary of the Company shall prepare and make, at least ten (10) days prior to every meeting of the shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order and showing the address of each shareholder and the number of shares registered to him. The list shall be open to the examination of any shareholder, for any purpose germane to the meeting and during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any shareholder who is present.

Section 2. *Computerized Records*. Any records maintained by the Company in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or be in the form of, punch cards, magnetic tape, photographs, microphotographs, or any other information storage device, provided that the records so kept can be converted into clearly legible written form within a reasonable time. The Company shall so convert any records so kept upon the request of any person entitled to inspect the same.

Section 3. *Examination and Copying of Books and Records*. Any shareholder of the Company, in person or by attorney or other agent, shall, upon written demand under oath stating the purpose thereof, have the right during the Company's usual business hours to inspect for any proper purpose the Company's share register, a list of its shareholders, and its other books and records, and to make copies or extracts therefrom. A proper purpose shall mean a purpose reasonably related to such person's interest as a shareholder. In every instance where an attorney or other agent shall be the person who seeks the right of inspection, the demand under oath shall be accompanied by a power of attorney or such other writing which authorizes the attorney or other agent to so act on behalf of the shareholder. The demand under oath shall be directed to the Company's Chief Executive Officer or Secretary at the Company's

registered office or its principal place of business. Any Director shall have the right to examine the Company's share register, a list of its shareholders, and its other books and records for a purpose reasonably related to his position as a Director.

ARTICLE XII
LOANS AND ADVANCES

Section 1. ***Loans, Guarantees, and Suretyship***. The Company may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the Company or of any subsidiary, including any officer or employee who is a Director of the Company or of any subsidiary, whenever, in the judgment of the Board of Directors, such loan, guaranty, or other assistance may reasonably be expected to benefit the Company. The loan, guaranty, or other assistance may be with or without interest, and may be unsecured, or secured in such a manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the Company.

Section 2. ***Advances to Officers, Directors, and Employees***. The Company may, without a vote of the Directors, advance money to its Directors, officers, or employees to cover expenses that can reasonably be anticipated to be incurred by them in the performance of their duties and for which they would be entitled to reimbursement in the absence of an advance.

ARTICLE XIII
INDEMNIFICATION

Indemnification. The Company shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, wherever brought, whether civil, criminal, administrative, or investigative (including an action by or in the right of the Company), by reason of such person's being or having been a Director, officer, member of a committee, employee, or agent of the Company, or by reason of such person's serving or having served at the request of the Company as a Director, officer, member of a committee, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against expenses (including attorneys' fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit, or proceeding to the fullest extent allowable pursuant to and in accordance with the provisions of the Delaware General Corporation Law, as amended from time to time; provided, however, that in the event said Law shall be amended to increase or expand the permitted indemnification of persons provided for therein, the Company shall be deemed to have adopted such amendment as of its effective date and, provided further, that such indemnification shall be limited by other applicable law.

ARTICLE XIV
DEFINITIONS AND USAGE

Singular, Plural; Masculine, Feminine, and Neuter. Whenever the context of these Bylaws requires, the plural shall be read to include the singular, and vice versa; and words of the masculine gender shall refer to the feminine gender, and vice versa; and words of the neuter gender shall refer to any gender.

Robert Stevens Court Appointed Receiver, acting under judicial order on behalf of the Board of Directors and Officers of the Corporation.